                                [THIS CONFORMING PAPER FORMAT
                                DOCUMENT IS BEING SUBMITTED
                                PURSUANT TO RULE 901(d) OF
                                REGULATION S-T]


                                Filed pursuant to Rule 424(b)(3).
                                This pricing supplement relates to
                                Registration Statement Nos. 33-51149
                                and 33-52695.


              Pricing Supplement No. 27  Dated November 13, 1996
                (To Prospectus Dated November 15, 1995 and
                Prospectus Supplement Dated November 15, 1995)


                            PAINE WEBBER GROUP INC.

                               Multiple Currency
              ---------------------------------------------------
                        Medium-Term Senior Notes, Series C
              ---------------------------------------------------
              Due from Nine Months to 30 Years from Date of Issue
                               (FIXED RATE NOTES)


Designation:                            Medium Term Senior Notes, Series C

Original Issue Date:                    November 18, 1996

Principal Amount:                       $2,000,000.00

Interest Rate Basis:                    [ ] Commercial Paper Rate
                                        [ ] Prime Rate
                                        [ ] Federal Funds RAte
                                        [X] LIBOR
                                        [X] Telerate Screen Project 3750
                                        [ ] Treasury Rate
                                         2 year Treasury Constant Maturities
                                         (H.15) Telerate Screen Page 7055


Index Maturity:                         Monthly

Spread:                                 1 Month Libor + 63 Basis Points

Initial Interest Rate                   To Be Determined

Regular Record Dates:                   15 Calender days prior to Interest
                                        Payment Dates

Interest Determination Dates:           Second London Business Day Preceding
                                        the Interest Reset Date

Interest Payment Dates:                 Same as interest reset dates

Interest Reset Dates:                   Monthly on the third Wednesday

Specified Currency in which
Denominated:                            U.S. Dollars

Stated Maturity:                        July 23, 2003

Issue Price (As a Percentage
of Principal Amount):                   100.22%



Redemption and Early                    The Note cannot be redeemed
Repayment Provisions:                   prior to Stated Maturity

Note(s) Represented By:                 [X] Global Note
                                        [ ] Certified Note(s)